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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors
Click Commerce, Inc.:

        We consent to the incorporation by reference in this registration statement on Form S-3 of Click Commerce, Inc. of our reports dated February 11, 2004, except for note 16, which is as of March 18, 2004, relating to the consolidated balance sheets of Click Commerce, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive loss, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related supplemental consolidated financial statement schedule for each of the years in the three-year period ended December 31, 2003, which reports are included in the December 31, 2003 annual report on Form 10-K of Click Commerce, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Chicago, Illinois
December 23, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM